Exhibit 4.1
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Standard & Poor's           Frank A. Ciccotto, Jr.  55 Water Street, 45th Floor
The McGraw Hill Companies   Senior Vice President   New York, NY  10041
                            Securities Evaluations  Tel. 212-438-4417
                                                    Fax 212-438-7748
                                                    frank_ciccotto_jr@sandp.com
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                                January 26, 2015


Invesco Capital Markets, Inc.
11 Greenway Plaza
Houston, Texas 77046-1173

The Bank of New York Mellon
2 Hanson Place, 12th Floor
Brooklyn, New York 11217
Unit Investment Trust Dept.


          Re:     Invesco Unit Trusts, Taxable Income Series 491
                  Investment Grade Income Trust, 7-13 Year Series 45
                  --------------------------------------------------

Gentlemen:

   We have examined Registration Statement File No. 333-195724 for the above mentioned trust. We hereby acknowledge that Standard & Poor's Securities Evaluations, Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to Standard & Poor's Securities Evaluations, Inc. as evaluator.

   In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

   You are hereby authorized to a file a copy of this letter with the Securities and Exchange Commission.

                                                                      Sincerely,

                                                           /s/ FRANK A. CICCOTTO
                                                           ---------------------
                                                               Frank A. Ciccotto
                                         Senior Vice President & General Manager